                                   EXHIBIT 11
                Statement re: Calculation of Per Share Earnings



                                                      Six months ended June 30,                Three months ended June 30,

                                                      1995                 1996                 1995                1996
                                               -----------------    ------------------   ------------------    -----------------
              Net income (loss)              $        (2,584,770)  $         1,279,315  $        (1,607,169)  $        (344,858)

                   Shares:
  Weighted average number of common shares
                 outstanding                           11,753,409           13,871,385            13,162,029          13,930,554
  Shares issuable upon exercise of dilutive
            options and warrants                                0              426,788                     0             410,848
                                               ------------------    -----------------   -------------------    ----------------
                    Total                              11,753,409           14,298,173            13,162,029          14,341,402 (1)
                                               ==================    =================   ===================    ================
       Income (loss) per common share        $             (0.22)  $              0.09  $             (0.12)  $           (0.02)
                                               ==================    =================   ===================    ================


         (1) The results of this calculation for the three-month period ending June 30, 1996 are antidilutive and, as such, are not presented on the Condensed Consolidated Statements of Operations. The weighted average number of common shares outstanding used in the calculation for per share earnings for the three months ended June 30, 1996 are 13,930,554.





                                 Page 16 of 17